Exhibit 3.01

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

Of WOODS CROSS HOLDING CORP.

Woods Cross Holding Corp., a corporation organized and existing under the General Corporation Law of the State of Delaware, does hereby certify as follows:

ONE: The name of the corporation is Woods Cross Holding Corp., and the original Certificate of Incorporation of the corporation was filed with the Secretary of State of the State of Delaware on October 25, 1994, under the name “U.S. Office Supply Company.”

TWO: The undersigned is the duly elected and acting President of the Company.

THREE: The Certificate of Incorporation of this company is hereby amended and restated to read as follows:

ARTICLE ONE

The name of the Corporation is: Woods Cross Holding Corp.

ARTICLE TWO

The address of the Corporation’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company

ARTICLE THREE

The purpose of the Corporation is to engage in any lawful activity for which corporations may be organized under the Delaware Genera] Corporation Law.

ARTICLE FOUR

The total number of shares of all classes of capital stock which the Company shall have authority to issue is 110,000,000 shares ("Capital Stock").  The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows:

(a) Capitalization. The aggregate number of shares which the Corporation shall have the authority to issue is one hundred ten million (110,000,000) shares of all classes of stock, consisting of one hundred million (100,000,000) shares of common stock, $.001 par value, and ten million (10,000,000) shares of preferred stock, $.001 par value.

(b) Reverse Stock Split. Upon the filing and effectiveness ("Effective Time") of this Certificate of Amendment pursuant to the Delaware General Corporate Law, each ten (10) shares of the common stock ("Old Common Stock") issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one (1) validly issued, fully paid and non-assessable share of the Corporation's common stock, $.001 par value per share (the "New Common Stock") without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Stockholders who, immediately prior to the Effective time, own a number of shares of Old Common Stock which is not evenly divisible by 10 shall, with respect to such fractional interest, be entitled to receive one (1) whole share of Common Stock in lieu of a fraction of a share of New Common Stock. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.

ARTICLE FIVE

1. Board of Directors.

The Directors shall be elected al each annual meeting of stockholders to hold office until their successors have been duly elected and qualified.   At each annual meeting of stockholders at which a quorum is present, the persons receiving a plurality of the votes cast shall be directors.  No director or class of directors may be removed from office by a vote of the stockholders at any time except for cause Election of directors need not be by written ballot unless the By-laws of the Corporation so provide.

2. Vacancies.

Any vacancy of the Board of Directors resulting from death, retirement, resignation, disqualification or removal from office or other cause, as well as any vacancy resulting from an increase in the number of directors which occurs between annual meetings of the stockholders at which directors are elected, shall be filled only by a majority vote of the remaining directors then in office, though less than a quorum, except that those vacancies resulting from removal from office by a vote of the stockholders may be filled by a vote of the stockholders at the same meeting at which such removal occurs. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately, as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOUR applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIVE unless otherwise provided therein,

3.   Power to Make, Alter and Repeal By-laws

In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter and repeal the By-laws of the Corporation.

ARTICLE SIX

The Corporation reserves the right to amend, alter, change or repeal any provision in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

ARTICLE SEVEN

No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit.

ARTICLE EIGHT

The Corporation shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as the same may be amended and supplemented, indemnify each director and officer of the Corporation from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-law, agreement, vote of stockholders, vote of disinterested directors or otherwise, and shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such persons and the Corporation may purchase and maintain insurance on behalf of any director or officer to tire extent permitted by Section 145 of the Delaware General Corporation Law.

ARTICLE NINE

Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs.  If a majority in number representing three- fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, or the Corporation, as the case may be, and also on the Corporation.

IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Certificate of Incorporation on behalf of the Corporation and have attested such execution and do verify and affirm, under penalty of perjury, that this Amended and Restated Certificate of Incorporation is the act and deed of the Corporation and the facts stated herein are true as of this 26th day of August 2008.

                                 WOODS CROSS HOLDING CORP.

                                 By: /s/ Jeff D. Jenson

                                        Jeff D. Jenson, President

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